UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)July 19, 2011

BIG BEAR MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-132547	20-4350486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 E Rio Salado Parkway, Suite 900, Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code(480) 253-0323

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreements

As used in this current report, the terms “we”, “us”, “our” and the “Company” refer to Big Bear Mining Corp.

Effective July 19, 2011, we entered into an amending agreement (the “Amending Agreement”) to our property option agreement  dated August 2, 2010 (the “Option Agreement”), with John Glasscock, a director of our company. The Option Agreement, which was first disclosed by us in our Report on Form 8-K filed on August 12, 2010, gives us an exclusive option to acquire an undivided 100% right, title and interest (subject to a 2% of net smelter returns royalty) in and to certain placer mineral claims, located in Natrona County, Wyoming (the “Property”).

In order to exercise our option pursuant to the Option Agreement we are required to make the following payments a cash and common shares of our Company to John Glasscock:

1.	$250,000 within three (3) business days of the date of the Option Agreement;

2.	1,000,000 shares within 30 days of the execution of the Option Agreement;

3.	1,000,000 shares on or before the first anniversary of the execution of the Option Agreement;

4.	1,000,000 shares on or before the second anniversary of the execution of the Option Agreement; and

5.	all property payments as they become due.

Pursuant to the Option Agreement, we must also use commercially reasonable efforts to incur the following annual work commitments on the Property in order to exercise the option:

1.	Exploration expenditures of $800,000 on or before the first anniversary of the execution of the Option Agreement;

2.	Exploration expenditures of $1,200,000 on or before the second anniversary of the execution of the Option Agreement; and

3.	Exploration expenditures of $1,600,000 on or before the third anniversary of the execution of the Option Agreement.

Pursuant to the Amending Agreement, the above referenced $800,000 work commitment (due August 2, 2011) has been reduced to $652,724, and the deadline for $1,200,000 work commitment has been extended from August 2, 2012 by 90 days.

A copy of the amending agreement is attached hereto as Exhibit 10.1

Item 9.01	Financial Statements and Exhibits
10.1	Amending Agreement dated July 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG BEAR MINING CORP.
/s/ “Steven Rix”
Steven Rix
Chief Executive Officer
August 2, 2011